                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934

                              [Amendment No.     ]

 Filed by the Registrant[X]
 Filed by a Party other than the Registrant[_]

 Check the appropriate box:
 [_]Preliminary Proxy Statement
 [_]Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
 [X]Definitive Proxy Statement
 [_]Definitive Additional Materials
 [_]Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         Barrett Resources Corporation
  ------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
  ------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

 Payment of Filing Fee (Check the appropriate box):
 [X]No fee required.
 [_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1. Title of each class of securities to which transaction applies:
     Not applicable
     -------------------------------------------------------------------

   2. Aggregate number of securities to which transaction applies:
     Not applicable
     -------------------------------------------------------------------

   3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     Not applicable
     -------------------------------------------------------------------

   4. Proposed maximum aggregate value of transaction:
     Not applicable
     -------------------------------------------------------------------

   5. Total fee paid:
     Not applicable
     -------------------------------------------------------------------

 [_]Fee paid previously with preliminary materials.

 [_]Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1. Amount Previously Paid: Not applicable
                           -------------------------------------------------
   2. Form, Schedule or Registration Statement No.: Not applicable
                                          ---------------------------------
   3. Filing Party: Not applicable
                  ----------------------------------------------------------
   4. Date Filed: Not applicable
                 -----------------------------------------------------------

                         BARRETT RESOURCES CORPORATION
                              1515 Arapahoe Street
                              Tower 3, Suite 1000
                             Denver, Colorado 80202
                                 (303) 572-3900

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             to be held May 6, 1999

   The Annual Meeting of the stockholders of Barrett Resources Corporation (the "Company") will be held on May 6, 1999 at 9:00 a.m. (Mountain Time) at the Westin Hotel, 1672 Lawrence Street, Denver, Colorado, for the following purposes:

  1. To elect the nine members of the Company's Board of Directors;

  2. To consider and vote upon a proposal recommended by the Board of Directors to approve the Company's 1999 Stock Option Plan;

  3. To ratify the selection of Arthur Andersen LLP to serve as the Company's independent certified accountants for the fiscal year ending December 31, 1999; and

  4. To transact any other business that properly may come before the meeting.

   Only the stockholders of record as shown on the transfer books of the Company at the close of business on March 15, 1999 are entitled to notice of, and to vote at, the Stockholder Meeting.

   All stockholders, regardless of whether they expect to attend the meeting in person, are requested to complete, date, sign and return promptly the enclosed form of proxy in the accompanying envelope (which requires no postage if mailed in the United States). The person executing the proxy may revoke it by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Stockholder Meeting.

   ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE STOCKHOLDER MEETING.

                                             By the Board of Directors

                                             WILLIAM J. BARRETT
                                             Chairman of the Board and
                                               Chief Executive Officer
Denver, Colorado
March 25, 1999

                                PROXY STATEMENT

                               ----------------

                         BARRETT RESOURCES CORPORATION
                              1515 Arapahoe Street
                              Tower 3, Suite 1000
                             Denver, Colorado 80202
                                 (303) 572-3900

                         ANNUAL MEETING OF STOCKHOLDERS
                                   to be held
                                  May 6, 1999

   This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of Barrett Resources Corporation, a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. (Mountain Time) on May 6, 1999 at the Westin Hotel, 1672 Lawrence Street, Denver, Colorado or at any adjournment or postponement of the meeting. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to the Company's stockholders on or about March 25, 1999.

   The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated on the proxies. Unless otherwise directed, the shares represented by proxies will be voted for each of the nine nominees for director whose names are set forth on the proxy card, in favor of the proposal to adopt the Company's 1999 Stock Option Plan, and in favor of ratification of the selection of Arthur Andersen LLP as the Company's independent auditors, as described in this Proxy Statement. A majority of the issued and outstanding shares of the Company's Common Stock entitled to vote, represented either in person or by proxy, constitutes a quorum at any meeting of the stockholders.

   A stockholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person at the Annual Meeting, that the proxy be returned.

   The solicitation of proxies is to be made principally by mail; however, following the original solicitation, further solicitations may be made by telephone or oral communication with stockholders of the Company. Officers, directors and employees of the Company may solicit proxies, but without compensation for that solicitation other than their regular compensation as employees of the Company. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by those persons. The Company may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing. All expenses involved in preparing, assembling and mailing this Proxy Statement and the enclosed material will be paid by the Company.

                             ELECTION OF DIRECTORS

   At the Annual Meeting, the stockholders will elect nine members of the Board of Directors of the Company. Each director will be elected to hold office until the next annual meeting of stockholders and thereafter until his successor is elected and has qualified. The affirmative vote of a majority of the shares represented at the meeting is required to elect each director. Cumulative voting is not permitted in the election of directors. Consequently, each stockholder is entitled to one vote for each share of Common Stock held in his or her name. In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy for the persons named below as management's nominees for directors of the Company. Each of the nominees currently is a director of the Company.

   Each of the nominees has consented to be named in this Proxy Statement and to serve on the Board if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person as the Board of Directors may recommend.

   The following table sets forth, with respect to each nominee for director, the nominee's age, his positions and offices with the Company, the expiration of his term as a director, and the year in which he first became a director of the Company. Individual background information concerning each of the nominees follows the table. For additional information concerning the nominees for director, including stock ownership and compensation, see "EXECUTIVE COMPENSATION" and "STOCK OWNERSHIP OF DIRECTORS AND PRINCIPAL STOCKHOLDERS".

                                                                                Initial
                                                            Expiration of Term  Date as
          Name            Age   Position with the Company       as Director     Director
          ----            --- ----------------------------- ------------------- --------
William J. Barrett         70 Chairman of the Board of      Next Annual Meeting   1983
 /1//6/.................      Directors and Chief Executive
                              Officer
C. Robert Buford
 /1//2//3//4//5/........   65 Director                      Next Annual Meeting   1983
Derrill Cody
 /1//2//3//4//5/........   60 Director                      Next Annual Meeting   1995
James M. Fitzgibbons
 /3//4//5//7/...........   64 Director                      Next Annual Meeting   1987
William W. Grant, III
 /3//4//5/..............   66 Director                      Next Annual Meeting   1995
J. Frank Keller /6/.....   55 Executive Vice President,
                              Chief Financial Officer and
                              a Director                    Next Annual Meeting   1983
A. Ralph Reed...........   61 President, Chief Operating
                              Officer and a Director        Next Annual Meeting   1990
James T. Rodgers
 /3//4//5/..............   64 Director                      Next Annual Meeting   1993
Phillippe S.E. Schreiber
 /1//2//3//4//5/........   58 Director                      Next Annual Meeting   1985

--------
/1/Member of the Executive Committee of the Board of Directors.
/2/Member of the Board Planning and Nominating Committee of the Board of Directors.
/3/Member of the Audit Committee of the Board of Directors.
/4/Member of the Compensation Committee of the Board of Directors.
/5/Member of the Succession Committee of the Board of Directors.
/6/Mr. Keller and Mr. Barrett are brothers-in-law.
/7/ Mr. Fitzgibbons served as a Director of the Company from July 1987 until October 1992. He was re-elected to the Board of Directors in January 1994.

   William J. Barrett continuously served as Chief Executive Officer of the Company since December 1983, except for the period from July 1, 1997 through March 23, 1998. He has served as Chairman of the Board since September 1994, and Mr. Barrett served as President from December 1983 through September 1994. From January 1979 to February 1982, Mr. Barrett was an independent oil and gas operator in the western United States in association with Aeon Energy, a partnership composed of four sole proprietorships. From 1971 to 1978, Mr. Barrett served as Vice President--Exploration and a director of Rainbow Resources, Inc., a publicly held independent oil and gas exploration company that merged with a subsidiary of the Williams Companies in 1978. Mr. Barrett served as President, Exploration Manager and Director for B&C Exploration from 1969 until 1971 and was chief geologist for Wolf Exploration Company, now known as Inexco Oil Co., from 1967 to 1969. He was an exploration geologist with Pan-American Petroleum Corporation from 1963 to 1966 and worked as an exploration geologist, a petroleum geologist and a stratigrapher for El Paso Natural Gas Co. at various times from 1958 to 1963. Mr. Barrett intends to retire as Chairman of the Board and Chief Executive Officer in March 2000.

   C. Robert Buford has been a director of the Company since December 1983 and served as Chairman of the Board of Directors from December 1983 through March 1994. Mr. Buford has been President, Chairman of the Board and controlling shareholder of Zenith Drilling Corporation ("Zenith"), Wichita, Kansas, since February 1966. Zenith owns approximately 1.9 percent of the Company's Common Stock. Since 1993, Mr. Buford has served as a director of Encore Energy, Inc., a wholly-owned subsidiary of Zenith engaged in the marketing of natural gas. Mr. Buford is also a member of the Board of Directors of Intrust Financial Corporation, a bank holding company.

   Derrill Cody has been a director of the Company since July 1995. From May 1990 until July 1995, Mr. Cody served as a director of Plains Petroleum Company ("Plains"), which merged with a subsidiary of the Company on July 18, 1995. Since January 1990, Mr. Cody has been an attorney in private practice in Oklahoma City, Oklahoma. From 1986 to 1990, he was Executive Vice President of Texas Eastern Corporation, and from 1987 to 1990 he was the Chief Executive Officer of Texas Eastern Pipeline Company. He has been a director of the General Partner of TEPPCO Partners, L.P. since January 1990.

   James M. Fitzgibbons has been a director of the Company since January 1994, and previously served as a director of the Company from July 1987 until October 1992. From October 1990 through December 1997, Mr. Fitzgibbons was Chairman and Chief Executive Officer of Fieldcrest Cannon, Inc. From January 1986 until October 1990, Mr. Fitzgibbons was President of Amoskeag Company. Prior to 1986, he was President of Howes Leather Company. Mr. Fitzgibbons is also a member of the Board of Directors of Lumber Mutual Insurance Company, and he is a Trustee of Dreyfus Laurel Funds, a series of mutual funds.

   William W. Grant, III has served as a director of the Company since July 1995. From May 1987 until July 1995, Mr. Grant served as a director of Plains. He has been an advisory director of Colorado National Bank since 1993. He was a director of Colorado National Bankshares, Inc. from 1982 to 1993 and the Chairman of the Board of Colorado National Bank of Denver from 1986 to 1993. He served as the Chairman of the Board of Colorado Capital Advisors from 1989 through 1994.

   J. Frank Keller has been an Executive Vice President and a director of the Company since December 1983 and Chief Financial Officer of the Company since July 1995. From December 1983 through June 1997, he also served as Secretary. Mr. Keller was the President and a co-founder of Myriam Corp., an architectural design and real estate development firm beginning in 1976, until it was reorganized as Barrett Energy in February 1982.

   A. Ralph Reed was elected President and Chief Operating Officer of the Company on March 23, 1998. He was an Executive Vice President from November 1989 to March 1998. Mr. Reed has been a director of the Company since September 1990. From 1986 to 1989, Mr. Reed was an independent oil and natural gas operator in the Mid-Continent region of the United States, including the period from January 1988 to November 1989 when he acted as a consultant to Zenith. From 1982 to 1986, Mr. Reed was President and Chief Executive Officer of Cotton Petroleum Corporation ("Cotton"), a wholly owned exploration and production subsidiary of United Energy Resources, Inc. Prior to joining Cotton in 1980, Mr. Reed was employed by Amoco from 1962, holding various positions including Manager of International Production, Division Production Manager and Division Engineer.

   James T. Rodgers has been a director of the Company since November 1993. Mr. Rodgers served as the President, Chief Operating Officer and a director of Anadarko Petroleum Corporation ("Anadarko") from 1986 through 1992. Prior to 1986, Mr. Rodgers was employed in other capacities by Anadarko and Amoco. Mr. Rodgers taught Petroleum Engineering at the University of Texas in Austin in 1958 and at Texas Tech University in Lubbock from 1958 to 1961. Mr. Rodgers served as a director of Louis Dreyfus Natural Gas Corporation until October 1997, and he currently serves as a director of Khanty Mansyk Oil Corporation, a privately held exploration and production company operating in the former Soviet Union.

   Philippe S.E. Schreiber has been a director of the Company since November 1985. Mr. Schreiber is an independent lawyer and business consultant. From August 1985 through December 1998, he was a partner of, or of counsel to, the law firm of Walter, Conston, Alexander & Green, P.C. in New York, New York. From 1988 to mid-1992, he also was the Chairman of the Board and a principal shareholder of HSE, Inc., d/b/a Manhattan Kids Limited, a privately owned corporation. Mr. Schreiber is a Director of the United States affiliates of The Mayflower plc., a British publicly traded company involved in the business of supplying parts and components to auto and truck manufacturers.

Committees and Meetings

   The Board of Directors has a Compensation Committee, an Audit Committee, an Executive Committee, and a Board Planning and Nominating Committee. The Compensation Committee has the authority to establish policies concerning compensation and employee benefits for employees of the Company. The Compensation Committee reviews and makes recommendations concerning the Company's compensation policies and the implementation of those policies and determines compensation and benefits for executive officers. During 1998, the Compensation Committee, consisting of Messrs. Buford, Cody, Fitzgibbons, Grant, Rodgers and Schreiber (Chairman), met 13 times.

   The Audit Committee performs the following functions: recommending to the Board of Directors the independent auditors to be employed; discussing the scope of the independent auditors' examination; reviewing the financial statements and the independent auditors' report; soliciting recommendations from the independent auditors regarding internal controls and other matters; establishing guidelines for the Board of Directors to review related party transactions for potential conflicts of interest; making recommendations to the Board of Directors; and performing other related tasks as requested by the Board. During 1998, the Audit Committee, consisting of Messrs. Buford (Chairman), Cody, Fitzgibbons, Grant, Rodgers and Schreiber, met four times.

   The primary responsibility of the Executive Committee is to exercise the authority of the Board, to the extent permitted by Delaware law and the Company's Bylaws, during intervals between regular meetings of the Board. During 1998, the Executive Committee, consisting of Messrs. Barrett, Buford, Schreiber and Cody, did not meet.

   The primary responsibilities of the Board Planning and Nominating Committee are to review the role, structure and procedures of the Board of Directors and its committees and to consider and recommend candidates for election to the Board. The Planning and Nominating Committee will consider suggestions from stockholders regarding possible director candidates. These suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company. The Committee, consisting of Messrs. Buford (Chairman), Cody and Schreiber, met one time during 1998.

   During 1998, the Board of Directors met 13 times. Each director participated in at least 75 percent of the aggregate of the total number meetings and actions by written consent of the Board of Directors and of all committees of the Board of Directors on which that director served during 1998, except for Mr. Grant, who attended 71 percent of the meetings of the Board and the committees on which he served.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during the fiscal year ended December 31, 1998, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements. In making these statements, the Company has relied upon the written representations of its directors and officers.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth in summary form the compensation received during each of the Company's last three completed years by the Chief Executive Officer and former Chief Executive Officer of the Company and by the four other most highly compensated executive officers whose compensation exceeded $100,000 during the year ended December 31, 1998 (the "Named Executive Officers"). The figures in the following table are for fiscal years ended December 31, 1998, 1997, and 1996:

                           Summary Compensation Table

                                                               Long Term Compensation
                                                           -------------------------------
                                                                   Awards          Payouts
                                                           ----------------------- -------
                                                    Other
                                                   Annual  Restricted  Securities
                                                   Compen-   Stock     Underlying   LTIP    All Other
Name and Principal        Fiscal  Salary   Bonus   sation   Award(s)  Options/SARs Payouts Compensation
Position                   Year    ($)     ($)/1/  ($)/2/    ($)/3/      (#)/4/    ($)/5/     ($)/6/
------------------        ------ -------- -------- ------- ---------- ------------ ------- ------------
William J. Barrett /7/..   1998  $306,512 $145,000   -0-      -0-       110,000      -0-      $9,600
Chairman of the Board      1997  $215,000 $250,000   -0-      -0-        50,000      -0-      $9,500
and Chief Executive        1996  $255,417 $150,000   -0-      -0-       100,000      -0-      $7,913
Officer, and a director

Paul M. Rady /8/........   1998  $109,730 $ 95,000   -0-      -0-           -0-      -0-      $6,075
Former President, former   1997  $266,252 $160,000   -0-      -0-        50,000      -0-      $9,500
Chief Executive Officer,   1996  $206,667 $ 63,000   -0-      -0-        52,000      -0-      $8,138
and former director

A. Ralph Reed /9/.......   1998  $272,250 $ 70,000   -0-      -0-        60,000      -0-      $9,600
President, Chief
 Operating                 1997  $217,500 $120,000   -0-      -0-           -0-      -0-      $9,500
Officer, and a director    1996  $207,917 $ 54,000   -0-      -0-        40,000      -0-      $7,988

J. Frank Keller.........   1998  $177,131 $ 50,000   -0-      -0-        35,000      -0-      $9,600
Executive Vice
 President,                1997  $165,768 $ 90,000   -0-      -0-        26,700      -0-      $9,500
Chief Financial Officer,   1996  $155,938 $ 40,000   -0-      -0-        19,200      -0-      $8,222
and a director

Peter A. Dea............   1998  $167,708 $ 35,000   -0-      -0-       142,000      -0-      $9,600
Executive Vice
 President--               1997  $153,750 $ 65,000   -0-      -0-         7,500      -0-      $8,838
Exploration                1996  $134,625 $ 25,000   -0-      -0-        30,000      -0-      $7,224

Bryan G. Hassler........   1998  $143,950 $ 50,000   -0-      -0-        16,000      -0-      $8,636
Vice President--           1997  $135,000 $ 50,000   -0-      -0-           -0-      -0-      $9,500
Marketing                  1996  $ 95,676 $ 33,493   -0-      -0-        18,000      -0-      $5,085

--------
/(1)/ The dollar value of bonus (cash and non-cash) paid during the year indicated. In addition, on February 26, 1999, a cash bonus of $121,000 was awarded to Mr. Hassler. See "Compensation Committee Report on Executive Compensation--Cash Bonus Awards".
/(2)/ During the period covered by the Table, the Company did not pay any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property.
/(3)/ During the period covered by the Table, the Company did not make any award of restricted stock, including share units.
/(4)/ The sum of the number of shares of Common Stock to be received upon the exercise of all stock options granted.
/(5)/ Except for stock option plans, the Company does not have in effect any plan that is intended to serve as incentive for performance to occur over a period longer than one fiscal year.
/(6)/ Represents the Company's matching contribution under the Company's 401(k)
      Plan for each Named Executive Officer.

/(7)/ Mr. Barrett was elected as Chief Executive Officer on March 23, 1998. /(8)/ Mr. Rady served as Chief Executive Officer from July 1, 1997 until March
      23, 1998 and as President from September 1994 until March 23, 1998, and he was an employee of the Company through April 30, 1998.
/(9)/ Mr. Reed was elected as President and Chief Operating Officer on March 23,
      1998.

Option Grants in Last Fiscal Year

   No stock appreciation rights were granted to any executive officers or employees in the year ended December 31, 1998. The following table provides information on stock option grants in the year ended December 31, 1998 to the Named Executive Officers.

                       Option Grants In Last Fiscal Year

                                                                      Potential Realizable
                                                                        Value at Assumed
                                                                      Annual Rates of Stock
                                      % of Total                       Price Appreciation
                          Number of    Options                           for Option Term
                         Securities   Granted to                      ---------------------
                         Underlying   Employees  Exercise
                           Options    in Fiscal    Price   Expiration
          Name           Granted (#)     Year    ($/Share)    Date        5%        10%
          ----           -----------  ---------- --------- ---------- ---------- ----------
William J. Barrett......   100,000/(1)/  9.36%    $33.625   3/25/2005 $   14,500 $1,314,500
                            10,000/(2)/   .94%    $24.375  10/23/2005 $   93,950 $  223,950

Paul M. Rady/(3)/.......       -0-        -0-         N/A         N/A        N/A        N/A

A. Ralph Reed...........    50,000/(4)/  4.68%    $33.625   3/25/2005 $    7,250 $  657,250
                            10,000/(2)/   .94%    $24.375  10/23/2005 $   93,950 $  223,950

J. Frank Keller.........    30,000/(4)/  2.81%    $33.625   3/25/2005 $    4,350 $  394,350
                             5,000/(2)/   .47%    $24.375  10/23/2005 $   46,975 $  111,975

Peter A. Dea............    20,000/(4)/  1.87%    $33.625   3/25/2005 $    2,900 $  262,900
                            15,000/(5)/  1.40%    $32.625   7/31/2005 $   17,175 $  212,175
                             7,000/(6)/   .66%    $24.375  10/23/2005 $   65,765 $  156,765
                           100,000/(7)/  9.36%    $22.125  12/11/2005 $1,164,500 $2,464,500

Bryan G. Hassler........    15,000/(4)/  1.40%    $33.625   3/25/2005 $    2,175 $  197,175
                            10,000/(5)/   .94%    $32.625   7/31/2005 $   11,450 $  141,450
                             5,000/(6)/   .47%    $24.375  10/23/2005 $   46,975 $  111,975

--------
/(1)/ One-half of these option shares became exercisable on March 25, 1999, and the other half become exercisable on March 25, 2000.
/(2)/ These option shares were exercisable on the date of grant, October 23,
      1998.
/(3)/ Mr. Rady served as Chief Executive Officer from July 1, 1997 until March
      23, 1998 and as President from September 1994 until March 23, 1998.
/(4)/ One-fourth of these option shares become exercisable on each of March 25,
      1999, March 25, 2000, March 25, 2001, and March 25, 2002.
/(5)/ One-fourth of these option shares become exercisable on each of July 23,
      1999, July 23, 2000, July 23, 2001, and July 23, 2002.
/(6)/ One-fourth of these option shares become exercisable on each of July 31,
      1999, July 31, 2000, July 31, 2001, and July 31, 2002.
/(7)/ One-fourth of these option shares become exercisable on each of December
      11, 1999, December 11, 2000, December 11, 2001, and December 11, 2002.

Aggregated Option Exercises And Fiscal Year-End Option Value Table

   The following table sets forth information concerning each exercise of stock options during the fiscal year ended December 31, 1998 by the Named Executive Officers and the year-end value of unexercised options held by these persons:

                          Aggregated Option Exercises
                    For Fiscal Year Ended December 31, 1998
                       And Year-End Option Values /(1)/

                                                            Number of Securities      Value of Unexercised
                                                           Underlying Unexercised            In-the-
                                                           Options at Fiscal Year-      Money Options at
                                                                 End (#) /(4)/      Fiscal Year-End ($) /(5)/
                                                          ------------------------- -------------------------
                         Shares Acquired  Value Realized
                        on Exercise /(2)/   ($) /(3)/     Exercisable Unexercisable Exercisable Unexercisable
          Name          -----------------  -------------- ----------- ------------- ----------- -------------
William J. Barrett......      19,524       $  225,746       188,000      100,000      321,250          -0-
Paul M. Rady /(6)/......     100,000       $1,844,375           -0-          -0-          -0-          -0-
A. Ralph Reed...........      56,648       $  626,346        58,400       70,000      198,550       17,500
J. Frank Keller.........         -0-              -0-        76,275       59,625      505,225        8,400
Peter A. Dea............      12,500       $  170,313        24,375      162,000      100,000      191,875
Bryan Hassler...........       1,019       $   18,661        19,731       40,250       44,504          -0-

--------
/(1)/ No stock appreciation rights are held by any of the Named Executive
      Officers.
/(2)/ The number of shares received upon exercise of options during the year ended December 31, 1998.
/(3)/ With respect to options exercised during the Company's year ended December
      31, 1998, the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.
/(4)/ The total number of unexercised options held as of December 31, 1998, separated between those options that were exercisable and those options that were not exercisable.
/(5)/ For all unexercised options held as of December 31, 1998, the aggregate dollar value of the excess of the market value of the stock underlying those options over the exercise price of those unexercised options. These values are shown separately for those options that were exercisable, and those options that were not yet exercisable, on December 31, 1998. As required, the price used to calculate these figures was the closing sale price of the Common Stock at year's end, which was $24.00 per share on December 31, 1998. On March 15, 1999, the closing sale price was $22.25 per share.
/(6)/ Mr. Rady served as Chief Executive Officer from July 1, 1997 until March
      23, 1998 and as President from September 1994 until March 23, 1998.

Employee Retirement Plans, Long-Term Incentive Plans, and Pension Plans

   The Company has an employee retirement plan (the "401(k) Plan") that qualifies under Section 401(k) of the Internal Revenue Code of 1986, as amended. Employees of the Company are entitled to contribute to the 401(k) Plan up to 15 percent of their respective salaries. In addition, the Company currently contributes on behalf of each participating employee 100 percent of that employee's contribution, up to a maximum contribution by the Company of six percent of that employee's gross salary for that pay period, with one-half of the matching contribution paid in cash and one-half paid in the Company's Common Stock. The Company's matching contribution is subject to a vesting schedule. Benefits payable to employees upon retirement are based on the contributions made by the employee under the 401(k) Plan, the Company's matching contributions, and the performance of the 401(k) Plan's investments. Therefore, the Company cannot estimate the annual benefits that will be payable to participants in the 401(k) Plan upon retirement at normal retirement age. Excluding the 401(k) Plan, the Company has no defined benefit or actuarial or pension plans or other retirement plans.

   Excluding the Company's stock option plans, the Company has no long-term incentive plan to serve as incentive for performance to occur over a period longer than one fiscal year.

Compensation of Directors

   Standard Arrangements. Pursuant to the Company's standard arrangement for compensating directors, no compensation for serving as a director is paid to directors who also are employees of the Company, and those directors who are not also employees of the Company ("Outside Directors") receive an annual retainer of $20,000 paid in equal quarterly installments. In addition, for each Board of Directors or committee meeting attended, each Outside Director receives a $1,000 meeting attendance fee. Each Outside Director also receives $300 for each telephone meeting lasting more than 15 minutes. The Chairman of the Compensation and Audit Committees receives a $1,500 meeting attendance fee for each committee meeting. For each Board of Directors or committee meeting attended, each Outside Director will have options to purchase 1,000 shares of Common Stock become exercisable. Although these options become exercisable only at the rate of 1,000 for each meeting attended, each director will be granted options to purchase 10,000 shares at the time the individual initially becomes a director. Any options that have not become exercisable at the time of termination of a director's service will expire at that time. At such time that the options to purchase all 10,000 shares have become exercisable, options to purchase an additional 10,000 shares will be granted to the director and will be subject to the same restrictions on exercise as the previously received options. The options are granted to the Outside Directors pursuant to the Company's Non-Discretionary Stock Option Plan, and the exercise price for those options is equal to the closing sales price for the Company's Common Stock on the date of grant. The options expire upon the later to occur of five years after the date of grant and two years after the date those options first became exercisable.

   Other Arrangements. During the year ended December 31, 1998, no compensation was paid to directors of the Company other than pursuant to the standard compensation arrangements described in the previous section.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

   The Company has entered into severance agreements (the "Agreements") with Messrs. Barrett, Reed, Keller, Dea and Hassler. Generally, the Agreements of Messrs. Reed, Keller, Dea and Hassler provide, among other things, that if, within three years after a Change-in-Control (as defined in the Agreement) the employee's employment is terminated by the employee for "Good Reason" or by the Company other than for "Cause" (as such terms are defined in the Agreement), the employee will be entitled to a lump sum cash payment equal to three times (two times in the case of each of Messrs. Dea and Hassler) the employee's annual compensation (based on annual salary and past annual bonus) in addition to continuation of certain benefits for three years (two years in the case of each of Messrs. Dea and Hassler) from the date of termination. Mr. Barrett's Agreement, as amended, provides that, if his employment is terminated by him for Good Reason or by the Company other than for Cause prior to March 31, 2000, he will receive a lump sum cash amount equal to the compensation that would have been paid from his termination date through March 31, 2000, in addition to continued benefits through March 31, 2000.

   In addition, the Company's stock option plans and option agreements thereunder provide for the acceleration of option exercisability in the event of a change-in-control.

Compensation Committee Interlocks and Insider Participation

   During the year ended December 31, 1998, each of Messrs. Buford, Cody, Fitzgibbons, Grant, Rodgers and Schreiber served as members of the Compensation Committee of the Board of Directors. Mr. Schreiber served as the President of Excel Energy Corporation ("Excel") prior to the 1985 merger of Excel with and into the Company. No other person who served as a member of the Compensation Committee during the year ended December 31, 1998 was, during that year, an officer or employee of the Company or of any of its subsidiaries, or was formerly an officer of the Company or of any of its subsidiaries, except Mr. Buford who served as the Chairman of the Board from December 1983 through March 1984. However, Mr. Buford was never a salaried employee of the Company.

Compensation Committee Report on Executive Compensation

   None of the members of the Compensation Committee of the Board of Directors is an employee of the Company. The Compensation Committee sets and administers the policies that govern the annual compensation and long-term compensation of executive officers of the Company. The Compensation Committee makes all decisions concerning compensation of executive officers and awards of stock options under the Company's stock option plans, except for awards under the Non-Discretionary Stock Option Plan for non-employee directors.

   Compensation Policies Toward Executive Officers. The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that relate compensation with the Company's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. The Compensation Committee attempts to achieve these objectives through a combination of base salary, stock options, and cash bonus awards.

   Base Salary. Executive salaries are reviewed by the Compensation Committee on a yearly basis and are set for individual executive officers based on subjective evaluations of each individual officer's performance, the Company's performance, and a comparison to salary ranges for executives of other companies in the oil and gas industry. Through these criteria, the Compensation Committee believes that salaries may be set in a manner that is both competitive and reasonable within the Company's industry.

   Incentive Stock Options. Stock options are granted to executive officers and other employees of the Company by the Compensation Committee as a means of providing long-term incentive to the Company's employees. The Compensation Committee believes that stock options encourage increased performance by the Company's employees, including its officers, and align the interests of the Company's employees with the interests of the Company's stockholders. Decisions concerning the granting of stock options are made on the same basis, utilizing the same criteria, as decisions concerning base salary as discussed in the previous paragraph.

   Cash Bonus Awards. The Compensation Committee considers on an annual basis whether to pay cash bonuses to some or all of the Company's employees, including the Company's executive officers. The Compensation Committee considers the granting of bonuses with the objective that the Company will remain competitive in its compensation practices and be able to retain highly qualified executive officers. With respect to the fiscal year ended December 31, 1998, the Compensation Committee, in February 1999, considered the performance of the Company, low commodity prices, and Company-wide efforts to reduce general and administrative expenses. Based on the foregoing, the Committee awarded no officers a bonus except Mr. Hassler's bonus of $121,000 that was awarded pursuant to the Company's Marketing And Trading Group Bonus Plan based on results achieved in 1998. This plan was developed by the Compensation Committee as a means of rewarding those individuals who contribute to the profitability of the Company through their activities as members of the Marketing and Trading Group. The Company has the right to terminate the Marketing and Trading Group Bonus Plan at any time. Mr. Hassler is the only officer who participates in this plan.

   Employee Retirement Plan. The Company's employee retirement plan, the 401(k) Plan, was established effective April 1, 1991, and amended effective April 1, 1996, to provide an additional means of attracting and retaining qualified employees. Under the 401(k) Plan, as amended, the Company will contribute on behalf of each employee 100 percent of the contribution made by that employee, up to a maximum contribution by the Company of six percent of that employee's gross salary for a particular pay period. One-half of the Company's matching contribution is paid in cash and one-half is paid in the Company's Common Stock. The Company's match is subject to a vesting schedule. Participation in the 401(k) Plan is at the discretion of each individual employee, and the Compensation Committee is not involved in the administration of the 401(k) Plan.

   Change-in-Control Arrangements. The Compensation Committee met several times during 1997 and early 1998 to discuss and adopt certain Change-in-Control Arrangements, discussed above, which the Committee determined to be in the best interests of the Company.

   Chief Executive Officer Compensation. The compensation of the Company's Chief Executive Officer is determined in the same manner as the compensation for other executive officers of the Company as described above. As a result, the compensation of the Company's Chief Executive Officer is largely dependent upon the overall performance of the Company as well as the compensation being paid to the chief executive officers by other relatively comparable companies in the oil and gas industry. The Chief Executive Officer's long-term compensation from stock options also is largely dependent upon Company performance. The decision not to pay a cash bonus to the Chief Executive Officer was due to low commodity prices and the overall effort to reduce general and administrative expenses.

                                          Compensation Committee of the Board
                                          of Directors:

                                          C. Robert Buford
                                          Derrill Cody
                                          James M. Fitzgibbons
                                          William W. Grant, III
                                          James T. Rodgers
                                          Philippe S.E. Schreiber, Chairman

PERFORMANCE GRAPH

   The following line graph compares the yearly percentage change in the cumulative total stockholder return, assuming reinvestment of dividends, for
(i) the Common Stock, (ii) a peer group (the "Peer Group") of companies selected by the Company that are predominantly independent exploration and production companies with properties predominantly located in the United States, and (iii) the Standard & Poors 500 Stock Index. The companies in the Peer Group are Cabot Oil & Gas Corporation, Devon Energy Corporation, Louis Dreyfus Natural Gas Corporation, Parker & Parsley Petroleum Company, Pogo Producing Company, Seagull Energy Corporation, United Meridian Corporation, and Vintage Petroleum, Inc. Parker & Parsley Petroleum Company is included in the Peer Group until August 8, 1997 when it ceased to exist after it merged with and into Mesa Operating Co., a subsidiary of Pioneer Natural Resources Company. United Meridian Corporation is included in the Peer Group until March 27, 1998 when it merged with and into Ocean Energy Corporation. The comparison shown in the graph is for the years ended December 31, 1994, 1995, 1996, 1997 and 1998. The cumulative total stockholder return on the Company's Common Stock was measured by dividing the difference between the Company's share price at both the end and at the beginning of the measurement period by the share price at the beginning of the measurement period. Because the Company did not pay dividends on its Common Stock during the measurement period, the calculation of the cumulative total stockholder return on the Common Stock did not include dividends.

                       [PERFORMANCE GRAPH APPEARS HERE]

Total Return Analysis

                        12/31/93   12/30/94   12/29/95   12/31/96   12/31/97   12/31/98
---------------------------------------------------------------------------------------
Barrett Resources       $    100   $ 197.59   $ 283.13   $ 410.84   $ 291.57   $ 231.33
---------------------------------------------------------------------------------------
Peer Group              $    100   $  83.84   $ 113.97   $ 182.96   $ 158.64   $ 119.55
---------------------------------------------------------------------------------------
S&P 500                 $    100   $ 101.32   $ 139.36   $ 171.38   $ 228.46   $ 293.74
---------------------------------------------------------------------------------------

            STOCK OWNERSHIP OF DIRECTORS AND PRINCIPAL STOCKHOLDERS

   March 15, 1999 has been fixed by the Board of Directors of the Company as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. On that date there were 32,032,104 shares of Common Stock outstanding. The following table summarizes certain information as of March 15, 1999 with respect to the ownership by each director, by each Named Executive Officer named in the "EXECUTIVE COMPENSATION" section, by all executive officers and directors as a group, and by each other person known by the Company to be the beneficial owner of more than five percent of the Common
Stock:

                                  Amount/Nature of            Percent of Class
    Name of Beneficial Owner    Beneficial Ownership         Beneficially Owned
    ------------------------    --------------------         ------------------
   William J. Barrett.........      582,741 Shares(/1/)              1.8%

   C. Robert Buford...........      679,866 Shares(/2/)              2.1%

   Derrill Cody...............       23,560 Shares(/3/)                *

   Peter A. Dea...............       74,463 Shares(/3/)                *

   James M. Fitzgibbons.......       22,500 Shares(/3/)                *

   William W. Grant, III......       35,150 Shares(/3/)                *

   Bryan G. Hassler...........       31,665 Shares(/3/)                *

   J. Frank Keller............      133,707 Shares(/3/)                *

   A. Ralph Reed..............      128,834 Shares(/4/)                *

   James T. Rodgers...........       23,500 Shares(/3/)                *

   Philippe S.E. Schreiber....       27,007 Shares(/3/)                *

   All Directors and Executive    1,978,758 Shares(/5/)              6.0%
    Officers as a Group
    (16 Persons)..............

   Franklin Resources, Inc....    4,337,676 Shares(/6/)             13.5%
    777 Mariners Island
    San Mateo, CA 94403

   State Farm Mutual
    Automobile Insurance
    Company and affiliates....    2,935,633 Shares(/6/)(/7/)         9.2%
    One State Farm Plaza
    Bloomington, IL 61710

   Lazard Freres & Co. LLC ...    1,601,236 Shares(/6/)              5.0%
    30 Rockefeller Plaza
    New York, NY 10020

--------
*  Less than 1% of the Common Stock outstanding.
(/1/)The number of shares indicated includes 21,292 shares owned by Mr.
     Barrett's wife, 230,000 shares owned by the Barrett Family L.L.L.P., a Colorado limited liability limited partnership for which Mr. Barrett and his wife are general partners and owners of an aggregate of 48.626622 percent of the partnership interests, and 238,000 shares underlying options that currently are exercisable or become exercisable within 60 days following March 15, 1999. Pursuant to Rule 16a-1(a)/(4)/ under the Exchange Act, Mr. Barrett disclaims ownership of all but 111,841 shares held by the Barrett Family L.L.L.P., which constitutes Mr. and Mrs. Barrett's proportionate share of the shares held by the Barrett Family L.L.L.P.
(/2/)C. Robert Buford is considered a beneficial owner of the 598,210 shares of which Zenith is the record owner. Mr. Buford owns approximately 89 percent of the outstanding common stock of Zenith. The number of shares of the Company's stock indicated for Mr. Buford also includes 10,000 shares that are owned by Aguilla Corporation, which is owned by Mr. Buford's wife and adult children. Mr. Buford disclaims beneficial ownership of the shares held by Aguilla Corporation pursuant to Rule 16a-1(a)(4) under the Exchange Act. The number of shares indicated also includes 12,500 shares underlying stock options that currently are exercisable or that become exercisable within 60 days following March 15, 1999.
(/3/)The number of shares indicated consists of or includes the following number of shares underlying options that currently are exercisable or that become exercisable within 60 days following March 15, 1999 that are held by each of the following persons: Derrill Cody, 23,300; Peter A. Dea, 65,000; James
     M. Fitzgibbons, 10,500; William W. Grant, III, 22,800; Bryan G. Hassler, 30,250; J. Frank Keller, 91,500; James T. Rodgers, 13,500; and Philippe S.E. Schreiber, 20,000.
(/4/)The number of shares indicated includes 7,800 shares owned by Mary C. Reed, Mr. Reed's wife, and 80,900 shares underlying options that currently are exercisable or that become exercisable within 60 days following March 15, 1999.
(/5/)The number of shares indicated includes the shares owned by Zenith that are beneficially owned by Mr. Buford as described in note (/2/) and the aggregate of 608,250 shares underlying the options described in notes (/1/), (/2/), (/3/) and (/4/), an aggregate of 33,264 shares owned by five executive officers not named in the above table, and an aggregate of 182,501 shares underlying options that currently are exercisable or that are exercisable within 60 days following March 15, 1999 that are held by those five executive officers.
(/6/)Based on information included in a Schedule 13G filed with the Securities and Exchange Commission by the named stockholders.
(/7/)The number of shares indicated includes the shares owned by entities affiliated with State Farm Mutual Automobile Insurance Company ("SFMAI"). Those entities and SFMAI may be deemed to constitute a "group" with regard to the ownership of shares reported on a Schedule 13G.

                          TRANSACTIONS WITH MANAGEMENT

   During 1998, there were no transactions between the Company and its directors, executive officers or known holders of greater than five percent of the Company's Common Stock in which the amount involved exceeded $60,000 and in which any of the foregoing persons had or will have a material interest.

                    PROPOSAL TO ADOPT 1999 STOCK OPTION PLAN

   The Board of Directors has adopted, subject to stockholder approval, the Company's 1999 Stock Option Plan (the "1999 Plan"). The 1999 Plan will terminate, and all options granted under the 1999 Plan will be void, if the 1999 Plan is not approved by the Company's stockholders on or before February 26, 2000.

   Options to purchase 600,000 shares of Common Stock may be granted pursuant to the 1999 Plan. The Options granted pursuant to the 1999 Plan may be either Incentive Options or Non-Qualified Options. The 1999 Plan is intended to provide incentives to key employees and other persons who have or are contributing to the success of the Company by offering them Options to purchase shares of the Company's Common Stock. The effect of the adoption of the 1999 Plan will be to increase the number of shares issuable upon the exercise of options that may be granted under all the Company's stock option plans, which will allow the Company to grant more options from time to time and thereby augment its program of providing incentives to employees and other persons. The terms of the 1999 Plan concerning Incentive Options and Non-Qualified Options are substantially the same except that only employees of the Company or its subsidiaries are eligible for Incentive Options and employees and other persons who have contributed or are contributing to the success of the Company are eligible for Non-Qualified Options. The number of Options authorized is a maximum aggregate so that the number of Incentive Options granted reduces the number of Non-Qualified Options that may be granted. There currently are approximately 180 employees eligible to receive Incentive Options and an unspecified number of persons eligible to receive Non-Qualified Options.

   Grants of options under the 1999 Plan, which are subject to the stockholders' approval of the 1999 Plan, are disclosed below under the heading "New Plan Benefits".

   The 1999 Plan will be administered by the Option Committee, which may be composed of the entire Board of Directors or by a Committee of at least two directors selected by the Board. If the Option Committee consists of less than the entire Board, each member of the Committee is required to be a "non-employee director" and, to the extent necessary for any option granted under the 1999 Plan to be considered as performance based compensation that is not subject to limitations on deductibility under the Internal Revenue Code (the "Code"), shall be an "Outside Director". A "non-employee director" is a director who (1) is not currently an officer or employee of the Company or any of its subsidiaries, (2) does not receive compensation from the Company in excess of $60,000 for services rendered other than as a director, and (3) is not involved in a transaction that is required to be disclosed in the Company's Form 10-K and proxy reports as a related party transaction. An "Outside Director" has the meaning as set forth in the Code and regulations under the Code, and means, generally, a director who (1) is not a current employee of the Company, (2) is not a former employee of the Company who receives compensation for prior services during the taxable year in question, (3) has not been an officer of the Company, and (4) does not receive compensation from the Company, either directly or indirectly, in any capacity other than as a director. The Board of Directors has determined that the Compensation Committee will act as the Option Committee at all times that the members of the Compensation Committee meet these criteria. The Option Committee has discretion to select the persons to whom Options will be granted ("Optionees"), the number of shares to be granted, the term of each Option and the exercise price of each Option. However, no Option may be exercisable more than 10 years after the granting of the Option, and no Options may be granted under the 1999 Plan after February 26, 2009.

   The exercise price of Options granted cannot be less than the fair market value of the underlying Common Stock on the date the Options are granted. In addition, the aggregate fair market value (determined as of the date an Option is granted) of the Common Stock underlying the Options granted to a single employee which become exercisable in any single calendar year may not exceed the maximum permitted by the Internal

Revenue Code for incentive stock options. This amount currently is $100,000. No Incentive Option may be granted to an employee who, at the time the Option would be granted, owns more than ten percent of the outstanding stock of the Company unless the exercise price of the Options granted to the employee is at least 110 percent of the fair market value of the stock subject to the Option and the Option is not exercisable more than five years from the date of grant.

   All options granted under the 1999 Plan will become fully exercisable upon the occurrence of a change in control of the Company or certain mergers or other reorganizations or asset sales described in the 1999 Plan.

   Options granted pursuant to the 1999 Plan will not be transferable during the Optionee's lifetime except in limited circumstances set forth in the 1999 Plan. Subject to the other terms of the 1999 Plan, the Option Committee has discretion to provide vesting requirements and specific expiration provisions with respect to the Options granted.

   It currently is anticipated that the exercise of the Options will be covered by an effective registration statement, which will enable an Optionee exercising Options to receive unrestricted stock that may be transferred or sold in the open market unless the Optionee is a director, executive officer or otherwise an "affiliate" of the Company. In the case of a director, executive officer or other affiliate, the Common Stock acquired through exercise of the Options may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act. It also is anticipated that sales by affiliates will be covered by an effective registration statement.

   In the event a change, such as a stock split, is made in the Company's capitalization which results in an exchange or other adjustment of each share of Common Stock for or into a greater or lesser number of shares, appropriate adjustment shall be made in the exercise price and in the number of shares subject to each outstanding Option. In the event of a stock dividend, each Optionee shall be entitled to receive, upon exercise of the Option, the equivalent of any stock dividend that the Optionee would have received had he or she been the holder of record of the shares purchased upon exercise. The Option Committee also may make provisions for adjusting the number of shares subject to outstanding Options in the event the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of the Company's outstanding Common Stock.

   The Board of Directors may at any time terminate the 1999 Plan or make such amendments or modifications to the 1999 Plan that the Board of Directors deems advisable, except that no amendments may impair previously outstanding Options and amendments that require stockholder approval under applicable law may not be made without that approval.

   The Incentive Options issuable under the 1999 Plan are structured to qualify for favorable tax treatment provided for "incentive stock options" by Section 422 of the Code. All references to the tax treatment of the Options are under the Code as currently in effect. Pursuant to Section 422 of the Code, Optionees will not be subject to federal income tax at the time of the grant or at the time of exercise of an Incentive Option. In addition, provided that the stock underlying the Option is not sold less than two years after the grant of the Option and is not sold less than one year after the exercise of the Option, then the difference between the exercise price and the sales price will be treated as long-term capital gain or loss. An Optionee also may be subject to the alternative minimum tax upon exercise of his Options. The Company will not be entitled to receive any income tax deductions with respect to the granting or exercise of Incentive Options or the sale of the Common Stock underlying the Options.

   Non-Qualified Options will not qualify for the special tax benefits given to Incentive Options under Section 422 of the Code. An Optionee does not recognize any taxable income at the time he is granted a Non-

Qualified Option. However, upon exercise of the Option, the Optionee recognizes ordinary income for federal income tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. The ordinary income recognized by the Optionee will be treated as wages and will be subject to income tax withholding by the Company. Upon an Optionee's sale of shares acquired pursuant to the exercise of a Non-Qualified Option, any difference between the sale price and the fair market value of the shares on the date when the Option was exercised will be treated as long-term or short-term capital gain or loss. Upon an Optionee's exercise of a Non-Qualified Option, the Company will be entitled to a tax deduction in the amount recognized as ordinary income to the Optionee provided that the Company effects withholding with respect to the deemed compensation.

   There currently are options to purchase 1,414,407 shares of Common Stock outstanding under the Company's 1997 Stock Option Plan, and the Option Committee may grant additional options to purchase 62,593 shares pursuant to that Plan. There also are options to purchase 831,981 shares of Common Stock outstanding under the 1994 Stock Option Plan. The Option Committee may grant additional options to purchase 11,500 shares pursuant to that Plan. There also are options to purchase 79,000 shares of Common Stock outstanding under the Company's 1990 Stock Option Plan, and no additional options may be granted under that Plan. In addition, there are options to purchase 101,738 shares of Common Stock under the former Plains employee option plans. No additional options will be granted under the former Plains plans. In summary, the Company has a total of only 74,093 shares available to grant under all the current option Plans.

   On February 26, 1999, the Company granted options pursuant to the 1999 Plan that will be void if the stockholders do not approve the 1999 Plan prior to February 26, 2000. The following table sets forth information concerning the portion of these conditional grants of stock options made pursuant to the 1999 Plan to the Company's Chief Executive Officer and the Named Executive Officers (as described above under "Executive Officer Compensation"), to all current executive officers of the Company as a group, to any person who received five percent of such options, and to all employees, including all current officers who are not executive officers, as a group. No grants of options were made to any current directors who are not executive officers under the 1999 Plan.

                               NEW PLAN BENEFITS

                             1999 STOCK OPTION PLAN

                                        Aggregate Exercise    Number Of Shares
          Name And Position            Price Of Options($) * Underlying Options
          -----------------            --------------------- ------------------
William J. Barrett, Chief Executive
 Officer,
 Chairman of the Board and a
  director............................      $1,643,750            100,000

A. Ralph Reed, President, Chief
 Operating Officer,
 President and a director.............      $  862,969             52,500

J. Frank Keller, Executive Vice
 President,
 Chief Financial Officer and a
  director............................      $  564,628             34,350

Peter A. Dea, Executive Vice
 President--Exploration...............             -0-                -0-

Bryan G. Hassler, Vice President--
 Marketing............................      $  246,563             15,000

All Current Executive Officers as a
 Group (10 Persons)...................      $3,989,168            242,687

All Employees as a Group (Excluding
 Executive Officers;
 66 Persons)..........................      $3,788,975            230,508

--------
* The dollar value shown is the aggregate exercise price of all options granted to the person or group indicated as of February 26, 1999.

   The closing sale price of the Company's Common Stock, as quoted on the New York Stock Exchange, at the close of business on March 15, 1999 was $22.25 per share.

   The approval of holders of shares representing a majority of the votes represented at the Annual Meeting will be necessary to adopt the 1999 Plan.

   The Board of Directors unanimously recommends a vote "FOR" the proposal to adopt the 1999 Plan.

                      PROPOSAL TO RATIFY THE SELECTION OF
                        ARTHUR ANDERSEN LLP AS AUDITORS

   The Board of Directors recommends that the stockholders of the Company vote in favor of ratifying the selection of the certified public accounting firm of Arthur Andersen LLP of Denver, Colorado as the auditors who will continue to audit financial statements, review tax returns, and perform other accounting and consulting services for the Company for the year ending December 31, 1999 or until the Board of Directors, in its discretion, replaces them. Arthur Andersen LLP has audited the Company's financial statements since the fiscal year ended September 30, 1992.

   An affirmative vote of the majority of shares represented at the meeting is necessary to ratify the selection of auditors. There is no legal requirement for submitting this proposal to the stockholders; however, the Board of Directors believes that it is of sufficient importance to seek ratification. Whether the proposal is approved or defeated, the Board may reconsider its selection of Arthur Andersen LLP. It is expected that one or more representatives of Arthur Andersen LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

   The Board of Directors recommends a vote "FOR" the proposal to ratify the selection of Arthur Andersen LLP as auditors.

                                 OTHER BUSINESS

   The Board of Directors of the Company is not aware of any other matters that are to be presented at the Annual Meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting. Nevertheless, if other matters should properly come before the Annual Meeting, the stockholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, shall vote on such matters in accordance with their judgment. See below, "RESOLUTIONS PROPOSED BY INDIVIDUAL STOCKHOLDERS; DISCRETIONARY AUTHORITY TO VOTE PROXIES".

                               VOTING PROCEDURES

   Votes at the Annual Meeting of Stockholders are counted by an Inspector of Election appointed by the Chairman of the meeting. If a quorum is present, an affirmative vote of a majority of the votes entitled to be cast by those present in person or by proxy is required for the approval of items submitted to stockholders for their consideration, including the election of directors, unless a different number of votes is required by statute or the Company's Certificate of Incorporation. Abstentions by those present at the meeting are tabulated separately from affirmative and negative votes and do not constitute affirmative votes. If a stockholder returns his proxy card and withholds authority to vote for any or all of the nominees, the votes represented by the proxy card will be deemed to be present at the meeting for purposes of determining the presence of a quorum but will not be counted as affirmative votes. Shares in the name of brokers that are not voted are treated as not present.

                RESOLUTIONS PROPOSED BY INDIVIDUAL STOCKHOLDERS;
                    DISCRETIONARY AUTHORITY TO VOTE PROXIES

   In order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the Company's Annual Meeting of Stockholders to be held in 2000 following the end of the Company's 1999 fiscal year, proposals by individual stockholders must be received by the Company no later than December 9, 1999. Stockholder proposals also must comply with certain SEC rules and regulations.

   In addition, the proxy solicited by the Board of Directors for the 2000 Annual Meeting of Stockholders will confer discretionary authority on any stockholder proposal presented at that meeting, unless the Company is provided with notice of such proposal no later than February 8, 2000.

                      AVAILABILITY OF REPORTS ON FORM 10-K

   UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 TO ANY OF THE COMPANY'S STOCKHOLDERS OF RECORD OR TO ANY STOCKHOLDER WHO OWNS THE COMPANY'S COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER AS NOMINEE AT THE CLOSE OF BUSINESS ON MARCH 15, 1999. ANY REQUEST FOR A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K SHOULD BE MAILED TO THE SECRETARY, BARRETT RESOURCES CORPORATION, 1515 ARAPAHOE STREET, TOWER 3, SUITE 1000, DENVER, COLORADO 80202,
(303) 572-3900.

  This Notice and Proxy Statement are sent by order of the Board of Directors.

                                            William J. Barrett
                                            Chairman of the Board and Chief
                                            Executive Officer
Dated: March 25, 1999

                         BARRETT RESOURCES CORPORATION
                            1999 STOCK OPTION PLAN

                      As Adopted As Of February 26, 1999



     This 1999 Stock Option (the "Plan") is adopted by Barrett Resources Corporation (the "Company" effective as of February 26, 1999.

     1.  Definitions.
         -----------

         Unless otherwise indicated or required by the particular context, the terms used in this Plan shall have the following meanings:

         Board:  The Board Of Directors of the Company.
         -----

         Change in Control.  For purposes of this Plan, a "Change in Control"
         -----------------
shall mean any of the following events:

              (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of thirty percent or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (2) the Company or any Subsidiary, or (3) any Person in connection with a "Non-Control Transaction."

              (b) The individuals who, as of the date hereof, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the then Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

              (c)   Approval by stockholders of the Company of:

                (1) A merger, consolidation or reorganization involving the Company, unless

                      (A) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least sixty percent of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

                      (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation or a corporation beneficially owning, directly or indirectly, a majority of the Voting Securities of the Surviving Corporation, and

                      (C) no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of thirty percent or more of the then outstanding Voting Securities) owns, directly or indirectly, thirty percent or more of the combined voting power of the Surviving Corporation's then outstanding voting securities, and

                      (D) a transaction described in clauses (A) through (C) shall herein be referred to as a "Non-Control Transaction";

                (2)   A complete liquidation or dissolution of the Company; or

                (3) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

              (d) Notwithstanding anything contained in this Plan to the contrary, if the Optionee is an employee of the Company and Optionee's employment is terminated prior to a Change in Control and the Optionee reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or (ii) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Plan, the date of a Change in Control with respect to the Optionee shall mean the date immediately prior to the date of such termination of the Optionee's employment.

              Code:  The Internal Revenue Code of 1986, as amended.
              ----

              Common Stock:  The $.01 par value common stock of the Company.
              ------------

              Company:  Barrett Resources Corporation, a corporation
              -------
incorporated under the laws of Delaware, any current or future wholly owned subsidiaries of the Company, and any successors in interest by merger, operation of law, assignment or purchase of all or substantially all of the property, assets or business of the Company.

              Date Of Grant:  The date on which an Option, as defined below,
              -------------
is granted under the Plan.

              Fair Market Value:  The Fair Market Value of the Option Shares
              -----------------
(defined below). The Fair Market Value as of any date shall be as reasonably determined by the Option Committee (defined below); provided, however, that if there is a public market for the Common Stock, the Fair Market Value of the Option Shares as of any date shall not be less than the last reported sale price for the Common Stock on that date (or on the preceding stock market business day if such date is a Saturday, Sunday, or a holiday), on the New York Stock Exchange ("NYSE"), as reported in The Wall Street Journal, or if not reported in
                                  -----------------------
The Wall Street Journal, as reported in The Denver Post, Denver, Colorado or, if
-----------------------                 ---------------
no last sale price for the NYSE is available, then the last reported sale price on either another stock exchange or on a national or local over-the-counter market, as reported by The Wall Street Journal, or if not available there, in
                       -----------------------
The Denver Post; provided further, that if no such published last sale price is
---------------
available and a published bid price is available from one of those sources, then the Fair Market Value of the shares shall not be less than such last reported bid price for the Common Stock, and if no such published bid price is available, the Fair Market Value of such shares shall not be less than the average of the bid prices quoted as of the close of business on that date by any two independent persons or entities making a market for the Common Stock, such persons or entities to be selected by the Option Committee.

              Incentive Options: "Incentive stock options" as that term is
              -----------------
defined in Code Section 422 or the successor to that Section.

              Key Employee:  A person designated by the Option Committee who
              ------------
is employed by the Company and whose continued employment is considered to be in the best interests of the Company; provided, however, that Key Employees shall not include those members of the Board who are not employees of the Company.

              Key Individual:  A person, other than an employee of the Company,
              --------------
who is committed to the interests of the Company; provided, however, that Key Individuals shall not include those members of the Board who are not employees of the Company.

              Non-Employee Director:  A director of the Company who (a) is not
              ---------------------
currently an officer of the Company or a parent or subsidiary of the Company, or otherwise currently employed by the Company or a parent or subsidiary of the Company, (b) does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Regulation S-K, Item 404(a), under the Securities Act of 1933, as amended, (c) does not possess an interest in any other transaction for which disclosure by the Company would be required pursuant to Regulation S-K, Item 404(a), and (d) is not engaged in a business relationship for which disclosure by the Company would be required pursuant to Regulation S-K, Item 404(a).

              Non-Qualified Options:  Options that are not intended to qualify,
              ---------------------
or otherwise do not qualify, as Incentive Options. To the extent that Options that are designated by the Option Committee as Incentive Options do not qualify as "incentive stock options" under Code Section 422 or the successor to that Section, those Options shall be treated as Non-Qualified Options and an Outside Director.

              Option:  The rights to purchase Common Stock granted pursuant to
              ------
the terms and conditions of an Option Agreement (defined below).

              Option Agreement:  The written agreement (including any amendments
              ----------------
or supplements thereto) between the Company and either a Key Employee or a Key Individual designating the terms and conditions of an Option.

              Option Committee:  The Plan shall be administered by an Option
              ----------------
Committee ("Option Committee") composed of the Board or by a committee of at least two directors selected by the Board; provided, however, that (a) if the Option Committee consists of less than the entire Board, each member shall be a Non-Employee Director and (b) to the extent necessary for any Option intended to qualify as Performance-Based Compensation to so qualify, each member of the Option Committee, whether or not it consists of the entire Board, shall be an Outside Director. For purposes of the proviso to the preceding sentence (the "Proviso"), if one or more members of the Committee is not, in the case of clause (a) of the Proviso, a Non-Employee Director, or, in the case of clause
(b) of the Proviso, an Outside Director, and, in either case, recuses himself or herself or abstains from voting with respect to a particular action taken by the Option Committee, then the Option Committee, with respect to that action, shall be deemed to consist only of the members of the Option Committee who have not recused themselves or abstained from voting.

              Option Shares:  The shares of Common Stock underlying an Option
              -------------
granted pursuant to this Plan.

              Optionee:  A Key Employee or Key Individual who has been granted
              --------
an Option.

              Outside Director:  "Outside Director" shall have the meaning set
              ----------------
forth in Section 162 of the Code or the successor to that Section and any regulations promulgated under that or the successor to that Section.

              Performance-Based Compensation:  "Performance-Based Compensation"
              ------------------------------
means any Option that is intended to constitute "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

              Permitted Transferee:  A Permitted Transferee means, with respect
              --------------------
to any person, such person's immediate family, trusts solely for the benefit of such family members and partnerships in which such family members and/or trusts are the only partners. For this purpose, immediate family of a person means the person's spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren.

         2.   Purpose And Scope.
              -----------------

              (a) The purpose of the Plan is to advance the interests of the Company and its stockholders by affording Key Employees and Key Individuals, upon whose initiative and efforts, in the aggregate, the Company is largely dependent for the successful conduct of its business, an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in the Company.

              (b) This Plan authorizes the Option Committee to grant Incentive Options to Key Employees and to grant Non-Qualified Options to Key Employees and Key Individuals, selected by the Option Committee while considering criteria such as employment position or other relationship with the Company, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Company, recommendations by supervisors, the interests of the Company, and other matters.

         3.   Administration Of The Plan.
              --------------------------

              (a) The Plan shall be administered by the Option Committee. The Option Committee shall have the authority granted to it under this Section and under each other section of the Plan.

              (b) In accordance with and subject to the provisions of the Plan, the Option Committee shall select the Optionees and shall determine (i) the number of shares of Common Stock to be subject to each Option, (ii) the time at which each Option is to be granted, (iii) whether an Option shall be granted in exchange for the cancellation and termination of a previously granted option or options under the Plan or otherwise, (iv) the purchase price for the Option Shares, provided that the purchase price shall be a fixed, and cannot be a fluctuating, price, (v) the option period, including provisions for the termination of the Option prior to the expiration of the exercise period upon the occurrence of certain events, (vi) the manner in which the Option becomes exercisable, including whether portions of the Option become exercisable at different times and including determining that, at any time, the portion not yet exercisable shall become exercisable upon the occurrence of certain events, and
(vii) such other terms and conditions as the Option Committee may deem necessary or desirable. The Option Committee shall determine the form of Option Agreement to evidence each Option and may amend the terms of any Option (subject to Section 3(d) below).

              (c) The Option Committee from time to time may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Option Committee shall keep minutes of its meetings and those minutes shall be distributed to every member of the Board.

              (d) The Board from time to time may make such changes in and additions to the Plan as it may deem proper and in the best interests of the Company provided, however, that no such change or addition shall impair any Option previously granted under the Plan, and that no change that under applicable law requires the approval of stockholders may be made without such approval.

              (e) Each determination, interpretation or other action made or taken by the Option Committee, unless otherwise determined by the Board, shall be final, conclusive and binding on all persons, including without limitation, the Company, the stockholders, directors, officers and employees of the Company, and the Optionees and their respective successors in interest. No member of the Option Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Option Committee shall be, in addition to rights they may have as directors of the Company, fully protected by the Company with respect to any such action, determination or interpretation. If the Board makes a determination contrary to the Option Committee's determination, interpretation or other action, then the Board's determination shall be final and conclusive in the same manner.

         4.   The Common Stock.
              ----------------

              The Board is authorized to appropriate, issue and sell for the purposes of the Plan, and the Option Committee is authorized to grant Options with respect to, a total number not in excess of 600,000 shares of Common Stock, either treasury or authorized and unissued, or the number and kind of shares of stock or other securities which in accordance with Section 9 shall be substituted for the 600,000 shares or into which such 600,000 shares shall be adjusted. All or any unsold shares subject to an Option, that for any reason expires or otherwise terminates before it has been exercised, again may be made subject to Options under the Plan. No one person may be granted during any two-year period Options under the Plan to purchase more than 200,000 shares.

         5.   Eligibility.
              -----------

              Incentive Options may be granted only to Key Employees. Non-Qualified Options may be granted both to Key Employees and to Key Individuals. Key Employees and Key Individuals may hold more than one Option under the Plan and may hold Options under the Plan as well as options granted pursuant to other plans or otherwise.

         6.   Option Price.
              ------------

              The Option Committee shall determine the purchase price for the Option Shares; provided, however, that the purchase price to be paid by Optionees for the Option Shares shall not be less than 100 percent of the Fair Market Value of the Option Shares on the Date Of Grant and provided further that the purchase price shall be a fixed, and cannot be a fluctuating, price.

         7.   Duration And Exercise Of Options.
              --------------------------------

              (a) Except as provided in Section 17, the option period shall commence on the Date Of Grant and shall continue for the period designated by the Option Committee up to a maximum of ten years from the Date Of Grant.

            (b) During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee; provided that, subject to the following sentence and paragraph (d) of this Section 7, in the event of the legal disability of an Optionee, the guardian or personal representative of the Optionee may exercise the Option. If the Option is an Incentive Option, it may be exercised by the guardian or personal representative of the Optionee only if the guardian or personal representative obtains a ruling from the Internal Revenue Service or an opinion of counsel to the effect that neither the grant nor the exercise of such power is violative of Code Section 422(b)(5) or the successor to that provision. Any opinion of counsel must be both from counsel acceptable to the Option Committee and in a form acceptable to the Option Committee.

            (c) If the Optionee's employment or affiliation with the Company is terminated for any reason except the Optionee's death, then (i) any Incentive Option then held, to the extent that the Incentive Option was exercisable according to its terms on the date of termination, may be exercised only to the extent determined by the Option Committee at the time of grant or thereafter and set forth in the Option Agreement, but in no case more than three (3) months after termination of the Optionee's employment, and (ii) any Non-Qualified Option then held by the Optionee, to the extent that the Non-Qualified Option was exercisable according to its terms on the date of termination, may be exercised only to the extent determined by the Option Committee at the time of grant or thereafter and set forth in the Option Agreement, but in no case more than three (3) years after termination of the Optionee's employment or affiliation. If the Optionee's employment or affiliation with the Company is terminated because of the Optionee's death, any Option then held, to the extent that the Option was exercisable according to its terms on the date of termination, may be exercised only to the extent determined by the Option Committee at the time of grant or thereafter and set forth in the Option Agreement, but in no case more than one (1) year after termination. Any Option remaining unexercised shall expire at the later of termination or the end of the extended exercise period, if any.

            (d) Each Option shall be exercised in whole or in part by delivering to the office of the Treasurer of the Company written notice of the number of shares with respect to which the Option is to be exercised and by paying in full the purchase price for the Option Shares purchased as set forth in Section 8 herein; provided, that an Option may not be exercised in part unless the purchase price for the Option Shares purchased is at least $1,000.

            (e) No Option may be exercised until the Plan is approved by the stockholders of the Company as provided in Section 15 below.

       8.   Payment For Option Shares.
            -------------------------

            (a) If the purchase price of the Option Shares purchased by any Optionee at one time exceeds $1,000, all or part of the purchase price for the Option Shares may be paid by delivery to the Company for cancellation shares of the Common Stock previously owned by the Optionee ("Previously Owned Shares") with a Fair Market Value as of the date of the payment equal to the portion of the purchase price for the Option Shares that the Optionee does not pay in cash. Notwithstanding the above, an Optionee shall be permitted to exercise his Option by delivering Previously Owned Shares only if he has held, and provides appropriate evidence of such, the Previously Owned Shares for more than six months prior to the date of exercise (or such lesser period as the Option Committee may permit). This period (the "Holding Period") may be extended by the Option Committee acting in its sole discretion as is necessary, in the opinion of the Option Committee, so that, under generally accepted accounting principles, no compensation shall be considered to have been or to be paid to the Optionee as a result of the exercise of the Option in this manner. At the time the Option is exercised, the Optionee shall provide an affidavit, and such other evidence and documents as the Option Committee shall request, to establish the Optionee's Holding Period.

              (b) If payment for the exercise of an Option is made other than by the delivery to the Company for cancellation of shares of the Common Stock, the purchase price shall be paid in cash, certified funds, or Optionee's check. Payment shall be considered made when the Treasurer of the Company receives delivery of the payment at the Company's address, provided that a payment made by check is honored when first presented to the Optionee's bank.

         9.   Change In Stock, Adjustments, Etc.
              ----------------------------------

              In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting stockholders which are not changed or exchanged) should be changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Company, or if further changes or exchanges of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, shall be made (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividends, reclassification, split-up, spin-off, combination of shares or otherwise), then there shall be substituted for each share of Common Stock that is subject to the Plan but not subject to an outstanding Option hereunder, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock (other than shares held by dissenting stockholders which are not changed or exchanged) shall be so changed or for which each outstanding share of Common Stock (other than shares held by dissenting stockholders) shall be so changed or for which each such share shall be exchanged. Any securities so substituted shall be subject to similar successive adjustments.

              In the event of any such changes or exchanges, (i) the Option Committee shall determine whether an adjustment should be made in the number, or kind, or option price of the shares or other securities that are then subject to an Option or Options granted pursuant to the Plan, (ii) the Option Committee shall make any such adjustment, and (iii) such adjustments shall be made and shall be effective and binding for all purposes of the Plan.

         10.  Relationship To Employment Or Position.
              --------------------------------------

              Nothing contained in the Plan, or in any Option or Option Share granted pursuant to the Plan, (i) shall confer upon any Optionee any right with respect to continuance of his employment by, or position or affiliation with, or relationship to, the Company, or (ii) shall interfere in any way with the right of the Company at any time to terminate the Optionee's employment by, position or affiliation with, or relationship to, the Company.

         11.  Nontransferability Of Option.
              ----------------------------

              No Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution or, in the case of an Option other than an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of Rule 12a-12 promulgated under the Exchange Act), and Options shall be exercisable during the lifetime of an Optionee only by the Optionee or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may set forth in the Agreement evidencing an Option (other than an Incentive Stock Option) at the time of grant or thereafter, that the Option may be transferred to Permitted Transferees of the Optionee, and for purposes of this Plan, a Permitted Transferee of an Optionee shall be deemed to be the Optionee. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

         12.  Rights As A Stockholder.
              -----------------------

              No person shall have any rights as a stockholder with respect to any share covered by an Option until that person shall become the holder of record of such share and, except as provided in Section 9, no adjustments shall be made for dividends or other distributions or other rights as to which there is an earlier record date.

         13.  Securities Laws Requirements.
              ----------------------------

              No Option Shares shall be issued unless and until, in the opinion of the Company, any applicable registration requirements of the Securities Act of 1933, as amended, any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirement of law or of any regulatory bodies having jurisdiction over such issuance and delivery, have been fully complied with. Each Option Agreement and each Option Share certificate may be imprinted with legends reflecting federal and state securities laws restrictions and conditions, and the Company may comply therewith and issue "stop transfer" instructions to its transfer agent and registrar in good faith without liability.

         14.   Disposition Of Shares.
               ---------------------

               To the extent reasonably requested by the Company, each Optionee, as a condition of exercise, shall represent, warrant and agree, in a form of written certificate approved by the Company, as follows: (a) that all Option Shares are being acquired solely for his own account and not on behalf of any other person or entity; (b) that no Option Shares will be sold or otherwise distributed in violation of the Securities Act of 1933, as amended, or any other applicable federal or state securities laws; (c) that he will report all sales of Option Shares to the Company in writing on a form prescribed by the Company; and (d) that if he is subject to reporting requirements under Section 16(a) of the Exchange Act, (i) he will not violate Section 16(b) of the Exchange Act,
(ii) he will furnish the Company with a copy of each Form 4 and Form 5 filed by him, and (iii) he will timely file all reports required under the federal securities laws.

         15.  Effective Date Of Plan; Termination Date Of Plan.
              ------------------------------------------------

              Subject to the approval of the Plan on or before February 25, 2000 by the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and represented at a meeting duly held in accordance with the applicable laws of the State of Delaware, the Plan shall be deemed effective as of February 26, 1999. The Plan shall terminate at midnight on the date that is ten years from that date, except as to Options previously granted and outstanding under the Plan at that time. No Options shall be granted after the date on which the Plan terminates. The Plan may be abandoned or terminated at any earlier time by the Board, except with respect to any Options then outstanding under the Plan.

         16.  Limitation On Amount Of Option.
              ------------------------------

              The aggregate Fair Market Value of the Option Shares underlying all Incentive Options that have been granted to a particular Optionee and that become exercisable for the first time during the same calendar year shall not exceed $100,000, provided that this amount shall be increased or decreased, from time to time, as Code Section 422 or the successor to that Section is amended, so that this amount at all times shall equal the amount of the limitation set forth in the Code. For purposes of the preceding sentence, Fair Market Value of the Shares underlying any particular Option shall be determined as of the Date of Grant of that Option.

         17.  Ten Percent Stockholder Rule.
              ----------------------------

              No Incentive Option may be granted to a Key Employee who, at the time the Incentive Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of "parent corporation" or "subsidiary corporation", as those terms are defined in
Section 424, or its successor provision, of the Code, unless at the time the Incentive Option is granted the purchase price for the Option Shares is at least 110 percent of the Fair Market Value of the Option Shares on the Date Of Grant and the Incentive Option by its terms is not exercisable after the expiration of five years from the Date Of Grant. For purposes of the preceding sentence, stock ownership shall be determined as provided in Section 424, or its successor provision, of the Code.

         18.  Withholding Taxes.
              -----------------

              The Option Agreement shall provide that the Company may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Option including, but not limited to, the withholding of all or any portion of any payment or the withholding of issuance of Option Shares to be issued upon the exercise of any Option.

         19.  Effect Of Changes In Control.
              ----------------------------

              In event of a Change In Control of the Company, then all Options granted pursuant to the Plan shall become exercisable immediately at the time of such Change In Control, and, in addition, the Option Committee, in its sole discretion, shall have the right, but not the obligation, to do any or all of the following:

              (a) provide for an Optionee to surrender an Option (or portion thereof) and to receive in exchange a cash payment, for each Option Share underlying the surrendered Option, equal to the excess of the aggregate Fair Market Value of the Option Share on the date of surrender over the exercise price for the Option Share. To the extent any Option is surrendered pursuant to this Subparagraph 19(a), it shall be deemed to have been exercised for purposes of Section 4 hereof; and

              (b) make any other adjustments, or take any other action, as the Option Committee, in its discretion, shall deem appropriate provided that any such adjustments or actions would not result in an Optionee receiving less value than pursuant to Subparagraph 19(a) above.

         20.  Other Provisions.
              ----------------

              The following provisions are also in effect under the Plan:

              (a) The use of a masculine gender in the Plan shall also include within its meaning the feminine, and the singular may include the plural, and the plural may include the singular, unless the context clearly indicates to the contrary.

              (b) Any expenses of administering the Plan shall be borne by the Company.

              (c) This Plan shall be construed to be in addition to any and all other compensation plans or programs. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other additional incentive or other compensation arrangements as the Board may deem necessary or desirable.

              (d) The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and the rights of any and all persons having or claiming to have an interest therein or thereunder shall be governed by and determined exclusively and solely in accordance with the laws of the State of Colorado, except in those instances where the rules of conflicts of laws would require application of the laws of the State of Delaware.

                                   * * * * *

                                                                      3510-PS-99

                              THIS IS YOUR PROXY.
                            YOUR VOTE IS IMPORTANT.

          Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can ensure your shares are represented at the Meeting by promptly completing and returning your proxy (attached below) in the enclosed envelope. Thank you for your attention to this important matter.



                                  DETACH HERE

--------------------------------------------------------------------------------


PROXY                                                                      PROXY

                   For the Annual Meeting Of Stockholders of
                         BARRETT RESOURCES CORPORATION
              Proxy Solicited on Behalf of the Board of Directors


     The undersigned hereby appoints William J. Barrett and J. Frank Keller, or either of them, as proxies with full power of substitution to vote all the shares of the undersigned with all of the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of Barrett Resources Corporation (the "Corporation"), to be held at 9:00 A.M. on May 6, 1999, at the Westin Hotel, 1672 Lawrence Street, Denver, Colorado, or any adjournments thereof, on the following matters set forth on the reverse side:


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
--------------------------------------------------------------------------------


X  Please mark
   votes as in
   this example.


Unless contrary instructions are given, the shares represented by this proxy will be voted in favor of Items 1, 2 and 3. This proxy is solicited on behalf of the Board of Directors of Barrett Resources Corporation.

1.  ELECTION OF DIRECTORS

     Nominees: William J. Barrett, C. Robert Buford, Derrill Cody, James M. Fitzgibbons, William W. Grant, III, J. Frank Keller, A. Ralph Reed, James
     T. Rodgers and Philippe S.E. Schreiber

     FOR ALL NOMINEES [ ]     WITHHELD FROM ALL NOMINEES [ ]

     FOR ALL NOMINEES EXCEPT AS NOTED ABOVE [ ]

2.   Proposal to adopt the Corporation's 1999 Stock Option Plan.

     ___FOR    ___AGAINST    ___ABSTAIN


3. Proposal to ratify the selection by the Board of Directors of Arthur Andersen LLP as the independent certified accountants for the Corporation for the fiscal year ending December 31, 1999.

     ___FOR    ___AGAINST    ___ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


     MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW



     EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)



Signature:___________________________________     Date:_________________________



Signature:___________________________________     Date:_________________________